EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Synthetech, Inc. of our report dated June 7, 2007, on our audit of the balance sheet of Synthetech, Inc. as of March 31, 2007, and the related statements of operations, shareholders' equity, and cash flows for the year then ended appearing in the Annual Report on Form 10-K of Synthetech, Inc. for the year ended March 31, 2007.

/S/ PETERSON SULLIVAN PLLC

December 20, 2007
Seattle, Washington